Exhibit 10.14


                               SUB-LEASE AGREEMENT


As of this date, February 1, 2005, FIIC, Inc. agrees to pay Manex Financial Management, Inc. the amount of $5,000 per month for rent and overhead expenditures for the use of office space at 1585 bethel Road, Columbus, Ohio 43220.

Signed,


/s/ James Bowser
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COO FIIC Inc.



Agreed upon by:


/s/ Robert Ostrander
--------------------
Robert Ostrander, President
Manex Financial Management, Inc.